Independent auditors' consent

The board and shareholders
  AXP International Fund, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

                                                   /s/ KPMG LLP
                                                       KPMG LLP

Minneapolis, Minnesota
December 22, 1999